UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 29, 2013
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COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Covanta Energy Corporation, a subsidiary of Covanta Holding Corporation (the “Company”), received commitments from lenders to lower the pricing on its senior secured term loan B facility due 2019.  Effective March 29, 2013, the term loan bears interest at LIBOR + 2.75% with a 0.75% LIBOR floor versus the prior rate of LIBOR + 3.00% with a 1.00% LIBOR floor.  Soft call protection for the term loan lenders was extended from March 29, 2013 to September 29, 2013.  The foregoing description of the First Amendment, dated as of March 12, 2013, to the Credit and Guaranty Agreement, dated as of March 28, 2012 (the “Term Loan Amendment”) is qualified in its entirety by reference to the Term Loan Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.  Further information on the credit and guaranty agreement is available in the Company's Annual Report on Form 10-K for the Year Ended December 31, 2012 under “Management's Discussion & Analysis of Financial Condition and Results of Operations”.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit

10.1	First Amendment, dated as of March 12, 2013, to the Credit and Guaranty Agreement, dated as of March 28, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2013

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	First Amendment, dated as of March 12, 2013, to the Credit and Guaranty Agreement, dated as of March 28, 2012.